COWEN ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

•Record Revenues for Fourth Quarter and Full Year 2019
•Reports 4Q19 GAAP EPS of $0.11 and Economic Operating EPS of $0.58
•Establishes Quarterly Cash Dividend of $0.04 Per Common Share

NEW YORK - February 12, 2020 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the fourth quarter and full year ended December 31, 2019.

Jeffrey M. Solomon, Chairman and Chief Executive Officer of Cowen, said, "In 2019, we made considerable progress by simplifying our business, diversifying revenues and ensuring that we can achieve consistent profitability for the long run. The investments we made - the Quarton acquisition, the hiring of new teams in banking and markets, and improvements to our technology and infrastructure - all position us well as we look ahead to 2020. We are focused on execution, on taking share in targeted areas of the marketplace and growing our earnings. We are also working to monetize legacy investments to improve the efficiency of our balance sheet.”

Fourth Quarter and Full Year 2019 Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(Dollar amounts in millions, except per share information)	2019	2018	%	2019	2018	%

GAAP:
Revenue	$281.1	$259.9	8%	$1,049.4	$966.9	9%
Net income (loss) attributable to common stockholders	$3.5	$3.4	4%	$17.8	$36.0	(50)%
Earnings (loss) per common share	$0.11	$0.11	5%	$0.57	$1.17	(51)%

ECONOMIC INCOME (NON-GAAP):
Economic income revenue	$249.8	$207.4	20%	$944.8	$909.5	4%
Economic income (loss)	$12.3	$6.0	107%	$48.6	$69.3	(30)%

Economic operating income	$17.8	$8.7	105%	$69.1	$80.9	(15)%

Economic income (loss) per common share	$0.40	$0.19	108%	$1.55	$2.26	(31)%
Economic operating income (loss) per common share	$0.58	$0.28	106%	$2.21	$2.63	(16)%

Note: Amounts may not add up due to rounding. GAAP refers to Generally Accepted Accounting Principles in the U.S. A reconciliation of economic income (loss) to GAAP net income appears under the section, "Summary Economic Income (Loss) to GAAP Reconciliation."

Fourth Quarter and Full Year 2019 Operating Highlights (Non-GAAP)

Throughout this press release the Company presents Economic Income financial measures that are not prepared in accordance with GAAP. For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

•Improved revenue diversification in investment banking:
–Non-healthcare revenue comprised approximately 45% of investment banking revenue in 2019, up from 38% in 2018.
–Advisory revenue represented 24% of 2019 investment banking revenue. The Quarton acquisition, in January 2019, expanded capabilities in Europe and in the middle-market segment.

•Steady contribution from recurring revenue businesses in markets:
–Markets revenue, which includes brokerage, financing and other revenue, was $465.4 million, down 2% from 2018, outperforming a 4% year-over-year drop in market-wide U.S. equity volumes.

–Expanding capabilities in targeted areas including areas like European trading, global prime brokerage, outsourced trading, securities finance and swap execution.

•Strong asset growth in Cowen Investment Management ("CIM") leveraging industry expertise ("Cowen DNA"):
–Raised new assets for CIM strategies in full year 2019: $211 million in the Cowen sustainable investments strategy and $380 million in the Cowen healthcare investments strategy. In addition, the healthcare royalty strategy raised $825 million in new capital.
–Higher management fee run-rate: 4Q19 management fee revenue at highest level in more than 2 years.

Capital Optimization Update

Share Repurchase Plan

In the fourth quarter of 2019, the Company repurchased $12.1 million of its common stock, or 793,240 shares, at an average price of $15.21 under the Company's existing share repurchase program.

Outside the share repurchase program, in the fourth quarter of 2019 the Company acquired approximately $5.1 million of shares as a result of a net share settlement relating to the vesting of equity awards, or 330,595 shares, at an average price of $15.32.

During 2019, the Company repurchased 2,233,636 shares for $34.5 million, or an average price of $15.44 under the Company's existing share repurchase program. Outside the share repurchase program, in the full year 2019 the Company acquired approximately $15.2 million of shares as a result of a net share settlement relating to the vesting of equity awards, or 1,005,387 shares at an average price of $15.14.

The Board of Directors authorized an increase in the share buyback authorization. Approximately $25 million is currently available for repurchase under the program.

Quarterly Cash Dividend

The Company is establishing a quarterly cash dividend payable on its common stock. On February 11, 2020, the Board of Directors declared a cash dividend of $1.25 million, or $0.04 per common share, payable on March 16, 2020, to stockholders of record on March 2, 2020.

Commenting on the capital optimization, Mr. Solomon noted, “Cowen has an active share repurchase program, and in 2019 we kept the diluted share count nearly flat year-over-year even with the Quarton acquisition. Our Board believes it is now appropriate to supplement the capital returns made to shareholders through buybacks via the establishment of a quarterly cash dividend."

Select Balance Sheet Data

(Amounts in millions, except per share information)	December 31, 2019	December 31, 2018
Cowen Inc. stockholders' equity	$809.9	$794.4
Common equity (CE)	$708.5	$693.1

Book value per share (CE/CSO)	$24.77	$24.37

Common shares outstanding (CSO)	28.6	28.4

Fourth Quarter and Full Year 2019 Financial Highlights (GAAP)

Fourth quarter 2019 revenue was $281.1 million compared to $259.9 million in the fourth quarter of 2018.
Full year 2019 revenue was $1.049 billion compared to $0.967 billion in the prior year.

Fourth quarter interest and dividend expense was $43.5 million compared to $29.3 million in the prior-year period.
For full year 2019 interest and dividend expense was $168.6 million versus $104.1 million in the prior year.

Fourth quarter employee compensation and benefits expense increased $32.1 million from the prior-year period to $147.2 million.
Full year 2019 employee compensation and benefits expense increased $23.1 million to $535.8 million.

Fourth quarter operating, general, administrative and other expenses decreased $9.8 million from the prior-year period to $84.6 million.
Full year 2019 operating, general, administrative and other expenses increased $19.3 million to $335.5 million.

Fourth quarter depreciation and amortization expense of $5.5 million increased $2.6 million from the prior-year period.
Full year 2019 depreciation and amortization expense of $20.5 million was up $8.0 million from the prior year.

Other income was $55.8 million in the fourth quarter compared to $0.8 million in the prior-year period.
Full year 2019 other income was $138.8 million compared to $123.7 million in the prior year.

Fourth quarter income tax expense was $5.2 million compared to an income tax benefit of $0.3 million in the prior-year quarter.
Full year 2019 income tax expense was $14.9 million compared to $15.7 million in the prior year.

Fourth quarter net income attributable to non-controlling interests increased by $24.8 million to $24.1 million from the prior-year period.
Full year 2019 net income attributable to non-controlling interests decreased by $5.8 million to $31.2 million in the prior year.

Fourth Quarter and Full Year Economic Income Financial Review

Economic Income Revenue

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(Dollar amounts in millions)	2019	2018	%	2019	2018	%

Investment banking	$95.0	$77.6	22%	$352.2	$329.1	7%
Brokerage	108.7	123.4	(12)%	440.4	452.3	(3)%
Management fees	13.9	11.2	24%	45.7	49.2	(7)%
Incentive income	10.8	2.3	376%	46.2	23.7	95%
Investment income (loss)	20.9	(5.6)	NM	54.5	56.3	(3)%
Other revenues	0.5	(1.4)	NM	5.8	(1.2)	NM
Total Revenue	$249.8	$207.4	20%	$944.8	$909.5	4%

Economic Income revenue was a record $249.8 million versus $207.4 million in the fourth quarter of 2018, an increase of 20%. Full year Economic Income revenue increased 4% to a record $944.8 million compared to $909.5 million in full year 2018.

Investment Banking revenues of $95.0 million were up 22% versus the prior-year period, driven by stronger ECM activity in healthcare and technology. Record full-year 2019 banking revenues of $352.2 million were up 7% due to higher ECM and DCM activity.

Brokerage revenues of $108.7 million were down 12% versus the prior-year period, outperforming a 20% decline in U.S. equity volumes. Full-year revenues were down 3% compared to a market-wide trading drop of 4%. Securities finance, derivatives and special situations trading all posted strong year-over-year revenue growth.

Management Fees rose 24% year-over-year to $13.9 million in the fourth quarter, the highest level in more than two years, as Cowen Investment Management added new assets in private-equity style strategies. Full-year management fees of $45.7 million were down 7% year-over-year due to exits from non-core investment strategies during 2019.

Incentive Income rose to $10.8 in the fourth quarter of 2019 from $2.3 million in the prior-year period and was up 95% to $46.2 million for the full year due to higher performance fees in the healthcare and activist investment strategies.

Investment Income was $20.9 million, up from a loss of $5.6 million in the prior-year period. The increase was due in part to strong performance in the healthcare and activist strategies and in merchant banking. Full-year investment income was down 3% to $54.5 million.

Total expenses were $228.2 million compared to $193.2 million in the prior-year period. Full-year expenses were $861.3 million compared to $810.3 million in the prior year.

Compensation and benefits expense was $146.6 million compared to $114.2 million in the fourth quarter of 2018. Full-year expense was $537.5 million compared to $509.6 million in 2018. The increase was due to higher 2019 revenues as well as additional hires, which resulted in a higher compensation and benefits accrual. The 2019 compensation-to-revenue ratio was 56.9%, up from 56.0% in the prior year.

Fixed non-compensation expenses decreased $0.9 million in the prior-year period to $36.3 million. and increased $6.2 million for the full year to $146.7 million. The increase was primarily attributable to higher professional, advisory and other fees offset partially by lower expenses from equity investments.

Variable non-compensation expenses were $38.0 million, up from $37.7 million in the fourth quarter 2018 and full-year expenses were $151.9 million compared to $143.6 million in 2018. The year-over-year increase is related to increased marketing and business development costs offset partially by lower brokerage and trade execution costs.

Economic Operating Income, which represents Economic Income attributable to common stockholders before depreciation and amortization, was $17.8 million for the fourth quarter of 2019, up from $8.7 million in the prior-year period. Full-year 2019 Economic Operating Income was $69.1 million versus $80.9 million in 2018.

Assets Under Management As of December 31, 2019, the Company had assets under management of $11.4 billion, an increase of $1.1 billion and $1.0 billion from September 30, 2019 and December 31, 2018, respectively.

Business Segment Results

Change in Segments

During the second quarter of 2019, the Company changed its segment reporting structure based on the Company's domain expertise as a driver of harmonized repeatable revenue for its operating business versus the Company’s long-term monetization strategies. The Operating Company ("Op Co") and Asset Company ("Asset Co") reporting structure provides investors with greater insight into the profitability of the Company's operating business, the impact of Asset Co holdings on overall profitability and the monetization potential of legacy investments.

•The Op Co segment consists of four divisions: Cowen Investment Management, Investment Banking, Markets, and Research. Each of Op Co’s four divisions leverage the Research division’s core domain expertise to drive harmonized repeatable revenue for the segment.

•The Asset Co segment consists of certain of the Company’s private investments, private real estate investments and other legacy strategies. While the Asset Co segment is not a reportable segment, the Company provides segment level information for Asset Co.

Operating Company Segment

As of January 1, 2020, the Company had invested capital in Op Co totaling $580.5 million.

Brokerage revenue decreased $14.6 million to $108.7 million in the fourth quarter of 2019.

Fourth quarter investment banking revenue was $95.0 million, a 22% increase over the prior-year quarter.

Fourth quarter management fees were $13.7 million compared to $10.4 million in the prior-year quarter.

Fourth quarter incentive income was $10.4 million compared to a loss of $0.4 million in the prior-year quarter.

Fourth quarter investment income was $23.1 million compared to a loss of $8.9 million in the prior-year quarter.

Asset Company Segment

As of January 1, 2020, the Company had invested capital in Asset Co totaling $137.0 million. The largest investments were in Italian wireless broadband provider Linkem ($72.4 million) private equity funds Formation8/Eclipse ($39.8 million) and private real estate holdings ($10.5 million).

Fourth quarter economic income revenue was a loss of $1.5 million versus revenues of $6.8 million in the prior-year quarter.

Fourth quarter management fees were $0.2 million compared to $0.8 million in the prior-year quarter.

Fourth quarter incentive income was $0.5 million compared to income of $2.6 million in the prior-year quarter.

Fourth quarter investment income was a loss of $2.2 million compared to income of $3.3 million in the prior-year quarter.

Earnings Conference Call

Management will hold a conference call today (Wednesday, February 12, 2020) at 9:00 am ET to discuss these results and provide an update on business conditions.

Chairman and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 2054677

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at investor.cowen.com. Please call the conference telephone number 10 minutes prior to the start time.

A replay of the call will be available for one week beginning at 12:00 pm ET February 12, 2020.

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 2054677

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
Revenue
Investment banking	$102,922	$92,485	$375,025	$357,222
Brokerage	99,907	112,529	402,747	413,582
Management fees	11,128	7,322	32,608	29,658
Incentive income	823	3,020	1,547	3,117
Interest and dividends	45,067	30,498	174,913	108,009
Reimbursement from affiliates	246	(28)	1,026	1,038
Aircraft lease revenue	—	343	—	1,852
Reinsurance premiums	17,267	11,845	46,335	38,096
Other	2,205	658	5,433	4,504
Consolidated Funds revenues	1,570	1,259	9,809	9,838
Total revenue	281,135	259,931	1,049,443	966,916
Interest and dividends expense	43,539	29,270	168,628	104,116
Total net revenue	237,596	230,661	880,815	862,800
Expenses
Employee compensation and benefits	147,161	115,084	535,772	512,627
Reinsurance claims, commissions and amortization of deferred acquisition costs	18,931	13,658	44,070	41,086
Operating, general, administrative and other expenses	84,584	94,410	335,499	316,180
Depreciation and amortization expense	5,470	2,878	20,460	12,436
Goodwill impairment	—	—	4,100	—
Consolidated Funds expenses	2,734	1,348	8,963	8,615
Total expenses	258,880	227,378	948,864	890,944
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	18,969	3,315	80,409	68,043
Gain/(loss) on debt extinguishment	—	—	—	(556)
Consolidated Funds net (losses) gains	36,827	(2,537)	58,363	56,255
Total other income (loss)	55,796	778	138,772	123,742

Income (loss) before income taxes	34,512	4,061	70,723	95,598
Income tax expense/(benefit)	5,238	(279)	14,853	15,719
Net income (loss)	29,274	4,340	55,870	79,879
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	24,051	(738)	31,239	37,060
Net income (loss) attributable to Cowen Inc.	5,223	5,078	24,631	42,819
Less: Preferred stock dividends	1,698	1,698	6,792	6,792
Net income (loss) attributable to Cowen Inc. common stockholders	$3,525	$3,380	$17,839	$36,027

Earnings (loss) per share:
Basic	$0.12	$0.11	$0.60	$1.22
Diluted	$0.11	$0.11	$0.57	$1.17

Weighted average shares used in per share data:
Basic	29,046	29,610	29,525	29,545
Diluted	30,722	30,844	31,286	30,735

 Appendix: Non-GAAP Financial Measures

In addition to the results presented above in accordance with accounting principles generally accepted in United States of America ("US GAAP"), the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable US GAAP measures are available in the accompanying schedules. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under US GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the US GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds and excludes (ii) goodwill and intangible impairment (iii) certain other transaction-related adjustments and/or reorganization expenses and (iv) certain costs associated with debt. Economic Operating Income (Loss) is a similar measure but before depreciation and amortization expenses. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business and certain investment funds. For US GAAP purposes, all of these items, are recorded in other income (loss). Economic Income (Loss) recognizes (a) incentive fees during periods when the fees are not yet crystallized for US GAAP reporting, (b) start-up costs of a fund over the expected life of the fund and (c) retainer fees, relating to investment banking activities, earned during the period that would otherwise be deferred until closing for US GAAP reporting. In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Summary Economic Income (Loss) to GAAP Reconciliation

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(Per share information)	2019	2018	2019	2018

Economic income (loss) per common share (diluted)	$0.40	$0.19	$1.55	$2.26
Adjustments:
Income taxes	(0.17)	0.01	(0.47)	(0.51)
Uncrystallized incentive fees	—	0.08	(0.01)	(0.01)
Amortization of discount on convertible debt	(0.04)	(0.03)	(0.14)	(0.13)
Exited Business Costs	—	(0.08)	—	(0.08)
Debt extinguishment costs	—	—	—	(0.02)
Retainer fees revenue deferred for US GAAP	0.06	—	(0.04)	—
Fund start-up costs recognized for US GAAP	(0.11)	—	(0.11)	—
Unrealized gain (loss) on conversion option	—	—	—	(0.24)
Goodwill impairment	—	—	(0.13)	—
Contingent liability adjustments	(0.03)	—	(0.04)	—
Transaction-related and other costs	—	(0.07)	(0.04)	(0.09)
US GAAP earnings (loss) per share (diluted)	$0.11	$0.11	$0.57	$1.17

Note: Amounts may not add due to rounding.

Cowen Inc.
Unaudited Reconciliation of US GAAP and Economic Revenue for the Three Months Ended December 31, 2019
(Dollar amounts in thousands)

		Adjustments
		Other		Funds	Economic
	US GAAP	Adjustments (1)		Consolidation (2)	Income
Revenues
Investment banking	$102,922	$(7,965)	(a)	$—	$94,957
Brokerage	99,907	8,817	(b)	—	108,724
Management fees	11,128	2,111	(c)	630	13,869
Incentive income	823	9,974	(c)	43	10,840
Investment income	—	20,933	(d)	—	20,933
Interest and dividends	45,067	(45,067)	(b)(d)	—	—
Reimbursement from affiliates	246	(274)	(e)	28	—
Reinsurance premiums	17,267	(17,267)	(f)	—	—
Other revenue	2,205	(1,709)	(f)	—	496
Consolidated Funds	1,570	—		(1,570)	—
Total revenues	$281,135	$(30,447)		$(869)	$249,819

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1)	Other adjustments include reclassifications between other income (loss), non-controlling interests and interest and non-interest expenses based on the nature of the respective line item.
(2)	Fund consolidation reflects the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a)	Economic Income (Loss) presents underwriting expenses net of investment banking revenues, expenses reimbursed from clients within their respective expense category. Economic Income (Loss) also records retainer fees, relating to investment banking activities, collectible during the period that would otherwise be deferred until closing for US GAAP reporting.
(b)	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
(c)	Economic Income (Loss) recognizes revenues (i) net of fund start-up costs and distribution fees paid to agents, (ii) records income from uncrystallized incentive fees and (iii) the Company's proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.
(d)	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
(e)	Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f)	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.

Cowen Inc.
Unaudited Reconciliation of US GAAP and Economic Revenue for the Three Months Ended December 31, 2018
(Dollar amounts in thousands)

		Adjustments
		Other		Funds	Economic
	US GAAP	Adjustments (1)		Consolidation (2)	Income
Revenues
Investment banking	$92,485	$(14,899)	(a)	$—	$77,586
Brokerage	112,529	10,842	(b)	—	123,371
Management fees	7,322	3,540	(c)	316	11,178
Incentive income	3,020	(758)	(c)	15	2,277
Investment income	—	(5,582)	(d)(g)	—	(5,582)
Interest and dividends	30,498	(30,498)	(b)(d)	—	—
Reimbursement from affiliates	(28)	(43)	(e)	71	—
Aircraft lease revenue	343	(343)	(g)	—	—
Reinsurance premiums	11,845	(11,845)	(f)	—	—
Other revenue	658	(2,076)	(f)	—	(1,418)
Consolidated Funds	1,259	—		(1,259)	—
Total revenues	$259,931	$(51,662)		$(857)	$207,412

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1)	Other adjustments include reclassifications between other income (loss), non-controlling interests and interest and non-interest expenses based on the nature of the respective line item.
(2)	Fund consolidation reflects the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a)	Economic Income (Loss) presents underwriting expenses net of investment banking revenues, expenses reimbursed from clients within their respective expense category. Economic Income (Loss) also records retainer fees, relating to investment banking activities, collectible during the period that would otherwise be deferred until closing for US GAAP reporting.
(b)	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
(c)	Economic Income (Loss) recognizes revenues (i) net fund start-up costs and of distribution fees paid to agents, (ii) records income from uncrystallized incentive fees and (iii) the Company's proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.
(d)	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
(e)	Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f)	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
(g)	Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).

Cowen Inc.
Unaudited Reconciliation of US GAAP and Economic Revenue for the Twelve Months Ended December 31, 2019
(Dollar amounts in thousands)

		Adjustments
		Other		Funds	Economic
	US GAAP	Adjustments (1)		Consolidation (2)	Income
Revenues
Investment banking	$375,025	$(22,833)	(a)	$—	$352,192
Brokerage	402,747	37,666	(b)	—	440,413
Management fees	32,608	10,796	(c)	2,270	45,674
Incentive income	1,547	44,046	(c)	600	46,193
Investment income	—	54,455	(d)	—	54,455
Interest and dividends	174,913	(174,913)	(b)(d)	—	—
Reimbursement from affiliates	1,026	(1,148)	(e)	122	—
Reinsurance premiums	46,335	(46,335)	(f)	—	—
Other revenue	5,433	396	(f)	14	5,843
Consolidated Funds	9,809	—		(9,809)	—
Total revenues	$1,049,443	$(97,870)		$(6,803)	$944,770

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1)	Other adjustments include reclassifications between other income (loss), non-controlling interests and interest and non-interest expenses based on the nature of the respective line item.
(2)	Fund consolidation reflects the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a)	Economic Income (Loss) presents underwriting expenses net of investment banking revenues, expenses reimbursed from clients within their respective expense category. Economic Income (Loss) also records retainer fees, relating to investment banking activities, collectible during the period that would otherwise be deferred until closing for US GAAP reporting.
(b)	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
(c)	Economic Income (Loss) recognizes revenues (i) net of fund start-up costs and distribution fees paid to agents, (ii) records income from uncrystallized incentive fees and (iii) the Company's proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.
(d)	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
(e)	Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f)	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.

Cowen Inc.
Unaudited Reconciliation of US GAAP and Economic Revenue for the Twelve Months Ended December 31, 2018
(Dollar amounts in thousands)

		Adjustments
		Other		Funds	Economic
	US GAAP	Adjustments (1)		Consolidation (2)	Income
Revenues
Investment banking	$357,222	$(28,161)	(a)	$—	$329,061
Brokerage	413,582	38,717	(b)	—	452,299
Management fees	29,658	17,004	(c)	2,513	49,175
Incentive income	3,117	20,578	(c)	52	23,747
Investment income	—	56,346	(d)(g)	—	56,346
Interest and dividends	108,009	(108,009)	(b)(d)	—	—
Reimbursement from affiliates	1,038	(1,307)	(e)	269	—
Aircraft lease revenue	1,852	(1,852)	(g)	—	—
Reinsurance premiums	38,096	(38,096)	(f)	—	—
Other revenue	4,504	(5,672)	(f)	—	(1,168)
Consolidated Funds	9,838	—		(9,838)	—
Total revenues	$966,916	$(50,452)		$(7,004)	$909,460

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1)	Other adjustments include reclassifications between other income (loss), non-controlling interests and interest and non-interest expenses based on the nature of the respective line item.
(2)	Fund consolidation reflects the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a)	Economic Income (Loss) presents underwriting expenses net of investment banking revenues, expenses reimbursed from clients within their respective expense category. Economic Income (Loss) also records retainer fees, relating to investment banking activities, collectible during the period that would otherwise be deferred until closing for US GAAP reporting.
(b)	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
(c)	Economic Income (Loss) recognizes revenues (i) net of fund start-up costs and distribution fees paid to agents, (ii) records income from uncrystallized incentive fees and (iii) the Company's proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.
(d)	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
(e)	Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(f)	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
(g)	Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).